Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-57578 of Republic First Bancorp, Inc. of our reports dated March 16, 2011, relating to the consolidated financial statements and the effectiveness of Republic First Bancorp, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

Malvern, Pennsylvania
March 16, 2011